Exhibit 10.1

AMENDMENT NO. 2 TO
FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDMENT NO. 2 TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) dated as of May 14, 2020, is entered into by and among RECEIVABLE ASSETS OF ONDECK, LLC, a Delaware limited liability company (“Company”), the Lenders party hereto constituting the Requisite Lenders and SUNTRUST BANK, as Administrative Agent (in such capacity, the “Administrative Agent”).

RECITALS:

WHEREAS, Company, the Lenders party thereto from time to time, the Administrative Agent, and Wells Fargo Bank, N.A., as Paying Agent and as Collateral Agent for the Secured Parties, entered into a Fourth Amended and Restated Credit Agreement, dated as of December 17, 2018, as amended by that certain Amendment No. 1 to the Fourth Amended and Restated Credit Agreement, dated as of October 2, 2019 (as may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) pursuant to which the Lenders have made advances and other financial accommodations to Company. Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement, as amended hereby;

WHEREAS, Company, the Lenders party hereto and Administrative Agent, desire to amend the Credit Agreement as set forth herein subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1. AMENDMENTS TO THE CREDIT AGREEMENT

The Credit Agreement is, effective as of the Second Amendment Effective Date and subject to the satisfaction of the conditions precedent set forth in Section 3.1 hereof, hereby amended as follows:

Exhibit 10.1

1.1    Section 1.1 of the Credit Agreement.
(a) The following definitions are hereby amended and restated in their entirety as follows:
“30 MPF Receivable” means any Pledged Receivable with a Missed Payment Factor, in the case of a Daily Pay Receivable, higher than 30, in the case of a Weekly Pay Receivable, higher than 6, or in the case of a Monthly Pay Receivable, higher than 1.5.
“Applicable Class A Advance Rate” means 76%; provided, however, that, notwithstanding the foregoing, upon the occurrence of an SPV Event, the Applicable Class A Advance Rate shall be 66% until either (x) Company shall elect for such SPV Event to be treated as an Early Amortization Event as described in Appendix G, or (y) such SPV Event is cured; provided further, that notwithstanding the foregoing, the Applicable Class A Advance Rate shall be 66% on and after the Exit Date.
“Defaulted Receivable” means, with respect to any date of determination, a Receivable which (i) is a Charged-Off Receivable or (ii) has a Missed Payment Factor of (x) with respect to Daily Pay Receivables, sixty (60) or higher, (y) with respect to Weekly Pay Receivables, twelve (12) or higher, or (z) with respect to Monthly Pay Receivables, three (3) or higher.
“Maximum 15 Day Delinquency Rate” means, with respect to any Monthly Period, the percentage equivalent of a fraction (i) the numerator of which is the aggregate Outstanding Principal Balance of all Delinquent Receivables (other than Defaulted Receivables) that are Pledged Receivables that have a Missed Payment Factor of (x) with respect to Daily Pay Receivables, fifteen (15) or higher, (y) with respect to Weekly Pay Receivables, three (3) or higher, or (z) with respect to Monthly Pay Receivables, .75 or higher, in each case, as of the last day of such Monthly Period and (ii) the denominator of which is the aggregate Outstanding Principal Balance of all Receivables (other than Defaulted Receivables) that are Pledged Receivables as of the last day of such Monthly Period.
“Missed Payment Factor” means, in respect of any Receivable, an amount equal to the sum of (a) the amount equal to (i) the total past due amount of Payments in respect of such Receivable, divided by (ii) the required periodic Payment in respect of such Receivable as set forth in the related Receivables Agreement, and other than with respect to any COVID Receivable, determined without giving effect to any temporary modifications of such required periodic Payment then applicable to such Receivable, and (b) the number of Payment Dates, if any, past the Receivable maturity date on which a Payment was due but not received.  Notwithstanding the foregoing or any other provision of this Agreement, during the period beginning as of March 11, 2020 through and including August 31, 2020, the Missed Payment Factor, solely in respect of any COVID Receivable and solely with respect to Payments during such period,  shall be determined by giving effect to any COVID Related Temporary Modifications (including, but not

Exhibit 10.1

limited to, grace days, holds or workout programs) then applicable to such COVID Receivable; provided that if any COVID Related Temporary Modification results in extending the number of Payments for such COVID Receivable by more than (x) with respect to Daily Pay Receivables, sixty (60), (y) with respect to Weekly Pay Receivables, twelve (12), or (z) with respect to Monthly Pay Receivables, three (3) Payment Dates past the maturity date for such COVID Receivable, the “Missed Payment Factor” calculated with respect to such COVID Related Temporary Modification shall only give effect to the first sixty (60), twelve (12) or three (3) Payments, as applicable, of any such extension. For the avoidance of doubt, beginning on September 1, 2020 the “required periodic Payment” as used in clause (a)(ii) herein shall mean (1) with respect to any Material Modification or COVID Related Material Modification, the required periodic Payment according to the modified Receivables Agreement and (2) with respect to any other Receivable, the required periodic Payment according to such Receivable’s Receivables Agreement without giving effect to any COVID Related Temporary Modifications, if any.
“Receivable Yield” means, with respect to any Receivable, the imputed interest rate that is calculated on the basis of the expected aggregate annualized rate of return (calculated inclusive of all interest and fees (other than any Upfront Fees)) of such Receivable over the life of such Receivable.
Such calculation shall assume:
(a) 12 Payment Dates per annum, for Monthly Pay Receivables;
(b) 52 Payment Dates per annum, for Weekly Pay Receivables; and
(c) 252 Payment Dates per annum, for Daily Pay Receivables;
provided, that the Receivable Yield for any COVID Receivable subject to a COVID Related Temporary Modification shall be calculated in accordance with the foregoing and then multiplied by six tenths (0.6) for all purposes hereunder.
(b) The following definitions are hereby added to Section 1.1 of the Credit Agreement in proper alphabetical order:
“Comparable Facility Condition” has the meaning set forth on Appendix G.
“COVID Receivable” means any Receivable that was (x) originated prior to March 31, 2020 and (y) designated by the Servicer as “COVID19-Confirmed”, “Pandemic-Impacted” or any other similar indication in its loan servicing platform on or prior to May 31, 2020 unless otherwise consented to by the Administrative Agent.
“COVID Related Material Modification” means any Material Modification of a COVID Receivable.

Exhibit 10.1

“COVID Related Modification” means any COVID Related Material Modification or COVID Related Temporary Modification.
“COVID Related Temporary Modification” means any temporary modification (made in accordance with the Underwriting Policies, including, but not limited to, grace days, workout programs or holds) of a COVID Receivable.
“Effective Advance Rate” means, as of any date of determination, the percentage equivalent of a fraction (a) the numerator of which is the Total Utilization of Class A Revolving Commitments, and (b) the denominator of which is the sum of (i) the Adjusted EPOPB as of such date, plus (ii) the aggregate amount of Collections in the Lockbox Account and the Collection Account to the extent such Collections and other funds have already been applied to reduce the Eligible Portfolio Outstanding Principal Balance, plus (iii) the fair market value of all Permitted Investments held in the Collection Account on such day, minus (iv) 105% of the sum of the Accrued Interest Amount as of such day and the aggregate amount of all accrued and unpaid fees and expenses due hereunder and under the Servicing Agreement, the Backup Servicing Agreement, the Custodial Agreement and the Successor Servicing Agreement.
“Exit Date” means the earlier of (i) the first date upon which the Effective Advance Rate has reached 66% in any Borrowing Base Report and (ii) July 10, 2020.
“Monthly Pay Receivable” means any COVID Receivable for which a Payment is generally due once per month.
“Non-Paying COVID Receivable” means any COVID Receivable for which the Servicer has received less than one third (1/3rd) of the aggregate required periodic Payments due over the last 31 calendar days. For the avoidance of doubt, the “required periodic Payment” as used in the definition herein shall mean (1) with respect to any COVID Related Material Modification, the required periodic Payment according to the modified Receivables Agreement and (2) with respect to any other Receivable, the required periodic Payment according to such Receivable’s Receivables Agreement without giving effect to any COVID Related Temporary Modifications, if any.
“Paydown Period” means the period beginning on the Second Amendment Effective Date and ending on the Exit Date.
“Second Amendment” means that certain Amendment No. 2 to Fourth Amended and Restated Credit Agreement, dated as of May 14, 2020, by and among the Company, the Lenders party thereto and the Administrative Agent.
“Second Amendment Effective Date” has the meaning set forth in the Second Amendment.

Exhibit 10.1

1.2    Section 2.11(c)(vii) of the Credit Agreement is hereby amended by adding “(and, with respect to clause (C) below, so long as the Paydown Period is not then occurring and no Comparable Facility Condition is then occurring)” immediately after “So long as no Event of Default has occurred and shall be continuing”.
1.3    Section 2.12(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“(a)    Application of Amounts in the Collection Account and the Lockbox Account. So long as no Event of Default has occurred and is continuing (after giving effect to the application of funds in accordance herewith on the relevant date) and an Early Amortization Period is not then occurring, on each Interest Payment Date, all amounts in the Collection Account, the Lockbox Account and all amounts (if any) in the Reserve Account in excess of the Reserve Account Funding Requirement as of the last day of the related Interest Period shall be applied by the Paying Agent based on the Monthly Servicing Report as follows:
(i) first, to Company, on a pari passu basis, (A) amounts sufficient for Company to maintain its limited liability company existence and to pay similar expenses up to an amount not to exceed $1,000 in any Fiscal Year, and only to the extent not previously distributed to Company during such Fiscal Year pursuant to clause (ix) below, and (B) to pay any accrued and unpaid Servicing Fees;
(ii) second, on a pari passu basis, (A) to the Backup Servicer to pay any accrued and unpaid Backup Servicing Fees; (B) to the Custodian to pay any costs, fees and indemnities then due and owing to the Custodian; and (C) to the Controlled Account Bank to pay any costs, fees and indemnities then due and owing to the Controlled Account Bank (in respect of the Controlled Accounts), (D) to Administrative Agent to pay any costs, fees or indemnities then due and owing to Administrative Agent under the Credit Documents; (E) to Collateral Agent to pay any costs, fees or indemnities then due and owing to Collateral Agent under the Credit Documents; and (F) to Paying Agent to pay any costs, fees or indemnities then due and owing to Paying Agent under the Credit Documents; provided, however, that the aggregate amount of costs, fees or indemnities payable to the Backup Servicer, Administrative Agent, the Custodian, the Collateral Agent, the Controlled Account Bank (in respect of the Controlled Accounts) and the Paying Agent pursuant to this clause (ii) shall not exceed $450,000 in any Fiscal Year;
(iii) third, on a pro rata basis, to the Administrative Agent for further distribution to the Class A Revolving Lenders to pay costs, fees, and accrued interest (calculated in accordance with Section 2.5(a)) on the Class A Revolving Loans and expenses payable pursuant to the Credit Documents;
(iv) fourth, to the Administrative Agent for further distribution on a pro rata basis to the Class A Lenders to repay principal on the Class A Revolving Loans, (A) prior to the first Interest Payment Date immediately succeeding the 2d Anniversary Date, (1) during any Reduction Period or Election Period, in an amount necessary to reduce any Class A Borrowing Base Deficiency - Regular to zero and (2) otherwise, in an amount necessary to reduce any Class A Borrowing Base Deficiency to zero, or (B) on and after the first Interest Payment Date immediately succeeding the 2d Anniversary Date, in an amount equal to the greater of (1) an amount necessary to reduce any Class A Borrowing Base Deficiency to zero, and (2) all Collections received during the immediately preceding Monthly Period (other than any Collections received prior to the 2d Anniversary Date)

Exhibit 10.1

that were applied by the Servicer to reduce the Outstanding Principal Balance of the Pledged Receivables in accordance with the Servicing Agreement;
(v) fifth, to the Administrative Agent for further distribution on a pro rata basis, to the Class B Revolving Lenders to pay costs, fees, and accrued interest (calculated in accordance with Section 2.5(a)) on the Class B Revolving Loans and expenses payable pursuant to the Credit Documents;
(vi) sixth, during any Reduction Period or Election Period, on a pro rata basis, to the Administrative Agent for further distribution to the Class A Revolving Lenders to reduce any Class A Borrowing Base Deficiency – SPV Event to zero;
(vii) seventh, to the Administrative Agent for further distribution on a pro rata basis to the Class B Lenders, (A) until the Class B Maturity Date, in an amount necessary to reduce any Class B Borrowing Base Deficiency to zero, and (B) on the Class B Maturity Date, until the Class B Revolving Loans are paid in full;
(viii) eighth, to pay to the Backup Servicer, the Administrative Agent, the Custodian, the Collateral Agent, the Controlled Account Bank (in respect of the Controlled Accounts) and the Paying Agent any costs, fees or indemnities not paid in accordance with clause (ii) above;
(ix) ninth, to the Reserve Account an amount equal to any Reserve Account Funding Amount;
(x) tenth, to pay all other Obligations or any other amount then due and payable hereunder;
(xi) eleventh, during the Paydown Period, to the Administrative Agent for further distribution to the Class A Revolving Lenders to repay the principal of the Class A Revolving Loans until, after giving effect to such application, the Effective Advance Rate is equal to 66%;
(xii) twelfth, if a Comparable Facility Condition has occurred and is continuing, to the Administrative Agent for further distribution to the Class A Revolving Lenders to repay the principal of the Class A Revolving Loans until paid in full;
(xiii) thirteenth, at the election of Company, on a pro rata basis, to the Administrative Agent for further distribution to the Class A Revolving Lenders and/or the Class B Revolving Lenders, as applicable, to repay the principal of the Revolving Loans; provided, that on and after the first Interest Payment Date following the 2d Anniversary Date, any such repayment shall be applied first to repay the principal of the Class A Revolving Loans until paid in full and second to repay any outstanding principal of the Class B Revolving Loans; and
(xiv) fourteenth, provided that no Borrowing Base Deficiency would occur after giving effect to such distribution and provided that no Reduction Period or Election Period is then in effect, any remainder to Company or as Company shall direct consistent with Section 6.5; provided further, that on and after the first Interest Payment Date immediately succeeding the 2d Anniversary Date, the first 50% of all funds available for application pursuant to this clause fourteenth shall be applied to the Administrative Agent for further distribution on a pro rata basis to the Class A Lenders, as applicable, to repay the principal of the Class A Revolving Loans and any remainder to the Company or as the Company shall direct consistent with Section 6.5.

Exhibit 10.1

1.4    Section 2.12(b)(i) of the Credit Agreement. Section 2.12(b)(i) of the Credit Agreement is hereby amended by replacing “Section 2.12(a)(xii)” with “Section 2.12(a)(xiv)”.
1.5    Section 3.3(a)(viii) of the Credit Agreement. Section 3.3(a)(viii) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(viii)    no Reduction Period, Paydown Period, Election Period, Comparable Facility Condition or Early Amortization Event has occurred and is continuing

1.6    Section 5.1 of the Credit Agreement. Section 5.1(k) of the Credit Agreement is hereby amended and restated in its entirety as follows
“(i)    not later than Friday of each week (or if such day is not a Business Day, the immediately preceding Business Day) in which a Borrowing Base Report has not otherwise been delivered hereunder, a Borrowing Base Report; provided, that during the Paydown Period, such delivery shall occur no less frequently than once every five (5) consecutive Business Days;
(ii)    any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in such certification;
(iii)    such material information and data with respect to Holdings or any of its Subsidiaries as from time to time may be reasonably requested by any Agent or Lender, in each case, which relate to Company’s or Holdings’ financial or business condition or the Collateral; and
(iv)    during the Paydown Period, on the first Business Day of each calendar week, a “Payment File” in a form reasonably acceptable to the Administrative Agent, calculated as of the last Business Day of the immediately preceding calendar week.”

Exhibit 10.1

1.7    Section 5.5 of the Credit Agreement. Section 5.5(a) of the Credit Agreement is hereby amended by adding “(or, with respect to the Fiscal Year occurring in 2020, not more than two (2) times)” immediate after “not more than one (1) time per Fiscal Year”.
1.8    Section 6.5 of the Credit Agreement. Section 6.5 of the Credit Agreement is hereby amended by replacing “Section 2.12(a)(xii)” with “Section 2.12(a)(xiv)”.
1.9 Appendix C of the Credit Agreement. Appendix C to the Credit Agreement is amended as set forth on Exhibit A hereto.
1.10 Appendix D of the Credit Agreement. Appendix D to the Credit Agreement is amended as set forth on Exhibit B hereto.
1.11 Appendix E of the Credit Agreement. Appendix E to the Credit Agreement is amended as set forth on Exhibit C hereto.
1.12 Appendix F of the Credit Agreement. Appendix F to the Credit Agreement is amended as set forth on Exhibit D hereto.
1.13 Appendix G of the Credit Agreement. Appendix G to the Credit Agreement is amended as set forth on Exhibit E hereto.
SECTION 2. REPRESENTATIONS AND WARRANTIES
In order to induce the Administrative Agent and the Lenders party hereto to enter into this Amendment, Company represents and warrants to the Administrative Agent and the Lenders, on the Second Amendment Effective Date, that the following statements are true and correct, it being understood and agreed that the representations and warranties made on the Second Amendment Effective Date are deemed to be made concurrently with the consummation of the transactions contemplated hereby:
2.1    Due Authorization. The execution, delivery and performance of this Amendment have been duly authorized by all necessary action on the part of Company.
2.2    Binding Obligation. This Amendment has been duly executed and delivered by the Company and is the legally valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.
2.3    Incorporation of Representations and Warranties from Credit Agreement. The representations and warranties contained in Section 4 of the Credit Agreement are true and correct in all material respects on and as of the Second Amendment Effective Date (as defined below) as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof.
2.4    Absence of Default. No event has occurred and is continuing or will result from the consummation of this Amendment that would constitute a Default or an Event of Default.

Exhibit 10.1

SECTION 3. MISCELLANEOUS
3.1    Conditions of Effectiveness. This Amendment shall become effective as of the date (such date, the “Second Amendment Effective Date”) on which the Administrative Agent has received counterparts of (a) this Amendment executed by Company, the Lenders party hereto and the Administrative Agent, (b) Amendment No. 3 to Servicing Agreement, dated as of the Second Amendment Effective Date, which amends the Servicing Agreement, executed by Company, Holdings and the Administrative Agent, and (c) Amendment No. 4 to Backup Servicing Agreement, dated as of the Second Amendment Effective Date, which amends the Backup Servicing Agreement, executed by Company, Holdings, Vervent Inc. (f/k/a Portfolio Financial Servicing Company), as backup servicer, and the Administrative Agent.
3.2    Monthly Servicing Report. The Lenders hereby acknowledge and agree that the Monthly Servicing Report delivered on May 12, 2020 is hereby superseded in its entirety with the Monthly Servicing Report delivered on and as of the Amendment Effective Date (the “Amendment Date Monthly Servicing Report”), which such Amendment Date Monthly Servicing Report has been delivered giving effect to the amendments as set forth herein.
3.3    Reference to and Effect on the Credit Agreement and the Other Credit Documents.
(a) On and after the Second Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Credit Documents and the Related Agreements to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment. This Amendment is hereby designated as a Credit Document for all purposes of the Credit Documents.
(b) Except as expressly set forth herein, no other amendments, changes or modifications to the Credit Agreement and each other Credit Document are intended or implied, and in all other respects the Credit Agreement and each other Credit Document are and shall continue to be in full force and effect and are hereby in all respects specifically ratified, restated and confirmed by all parties hereto as of the Second Amendment Effective Date and Company shall not be entitled to any other further amendment by virtue of the provisions of this Amendment or with respect to the subject matter of this Amendment. To the extent of conflict between the terms of this Amendment and the other Credit Documents, the terms of this Amendment shall control. The Credit Agreement and this Amendment shall be read and construed as one agreement.
(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender, Administrative Agent or Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.
3.4    Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.
3.5    Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York.

Exhibit 10.1

3.6    Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by fax or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Amendment.
3.7    Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

IN WITNESS THEREOF, the parties hereto have caused this Amendment No. 2 to the Fourth Amended and Restated Credit Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

RECEIVABLE ASSETS OF ONDECK, LLC, as Company

By:    /s/ Kenneth A. Brause
Name: Kenneth A. Brause
Title:     Chief Financial Officer

SUNTRUST BANK, as Administrative Agent and Class A Revolving Lender

By:    /s/Brock Wolf
Name:    Brock Wolf
Title:    Senior Vice President